                                                                  Exhibit 10.1


                               SERVICES AGREEMENT



         AGREEMENT dated as of November 2, 1998 between AM COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and JAY HASSAN (the "Executive").

         WHEREAS, the Company and the Executive desire that the Executive serve as Chairman of the Board of Directors of the Company, on the terms hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         The following terms, when utilized herein, shall have the meanings indicated:

         Board: The term "Board" means the Company's Board of Directors.

         Permanent Disability: The term "Permanent Disability" refers to the Executive being unable, for a period of 120 continuous days, to perform his customary duties hereunder due to his physical or mental incapacity. A determination of Permanent Disability by a physician designated by the Company will be conclusive and binding on the parties.

                                   ARTICLE II

                               Retention; Services

         2.1 Engagement. The Board will promptly take all necessary action to cause the Executive to be appointed to the Board and to be elected to serve as the Chairman of the Board. While the Executive will not be employed by the Company, but will instead be a non-employee member of the Board, he will be actively and extensively involved in the business, management and affairs of the Company. Executive hereby accepts such engagement and agrees to devote substantial working time and his best efforts to the Company's business and affairs. During the term hereof, the Executive shall not engage in or be connected with any other business pursuits which are directly competitive with the Company, unless authorized in writing by the Board. The Company confirms that the Executive's position as a director of C-Cor is not deemed competitive.

         2.2 Responsibilities. The Executive's duties and responsibilities hereunder shall include the following:

             (a) Active involvement in the management of the Company's business and affairs.

             (b) Development and execution (after approval by the Board) of growth strategies for the Company's existing business and new business opportunities, it being the aim and expectation of the parties that the new business opportunities will ultimately constitute a majority of the Company's business activities.

             (c) Identification of new products and acquisition opportunities.

             (d) Utilization of the Company's corporate structure to market technologies, products and services offered by India Nest, Inc. ("Nest").

             (e) Such other executive duties and responsibilities as may be from time to time assigned to the Executive by the Board.

         2.3 Annual Performance Review. The Board will institute a formal process pursuant to which the Board will annually review and evaluate the Executive's performance hereunder. The results of such performance review will be shared with the Executive.

                                   ARTICLE III

                                  Compensation

         3.1 Stock Options. The Board will adopt, subject to stockholder approval, the AM Communications, Inc. 1998 Stock Option Plan (the "Plan"). The Plan will be submitted by the Board, with its recommendation, to the stockholders for approval at the Company's 1998 Annual Meeting. The Executive acknowledges having received and reviewed the Plan.

         Subject to approval of the Plan by the stockholders, the Company hereby grants to the Executive, as compensation for the services to be provided hereunder, an option to acquire 5,000,000 shares of the Company's Common Stock, at a per share exercise price equal to the fair market value of the stock on the date of grant. Such option shall be issued pursuant to and shall be subject to the terms, conditions and provisions of the Plan, and will have the following terms:

             (a) The option will have a term of ten years, subject to early termination upon any termination of this Agreement or as otherwise provided in the Plan.

             (b) The option will become first exercisable in three equal annual installments, with the first such installment becoming exercisable on the first anniversary of the date of grant.

         3.2 Business Expenses. The Executive will be reimbursed for business expenses incurred by him in connection with his services hereunder, in conformance with the Company's normal policies and procedures.

         3.3 No Other Salary or Benefits. As a non-employee, the Executive will receive no salary for his services hereunder, nor will he be eligible for any employee benefits, except as specified above or as otherwise designated by the Board in its discretion.


                                   ARTICLE IV

                                      Term

         This Agreement shall become effective, and the engagement hereunder shall commence, on the date the Executive is elected to the Board and shall thereafter continue for three years unless earlier terminated pursuant to
Article V hereto. After the initial three-year term, this Agreement shall continue indefinitely until terminated by either party by written notice to the other.


                                    ARTICLE V

                            Termination of Agreement

         5.1 Death or Permanent Disability. This Agreement shall automatically terminate, without act by any party, upon the death or Permanent Disability of the Executive.

         5.2 Termination for Cause. This Agreement may at any time be terminated by the Company for cause, which for the purposes of this Agreement shall mean one or more of the following:

             (a) dishonesty, in any material respect, which the Board reasonably determines to be materially detrimental to the Company;

             (b) Executive being convicted of a felony; or

             (c) material deficiency in the performance of duties or gross insubordination hereunder, or breach of the Executive's commitments referenced in Article VI hereto; provided, that in order to terminate this Agreement pursuant to this subparagraph (c), the Company shall give ninety days prior written notice to the Executive, and such notice of termination shall not be effective if, at the end of such ninety day period, all such deficiencies and breaches shall theretofore have been fully cured.

                                   ARTICLE VI

                                  Other Matters

         6.1 Engineering Services. The Company and Nest, which is an affiliate of the Executive, have or are about to enter into an agreement pursuant to which Nest will provide certain designated engineering and other services to the Company. The Executive will use his best efforts to insure that Nest performs all of its duties and obligations under such agreement.

         6.2 Capital Infusion. As part of the Executive's responsibilities hereunder, the Executive will study the advisability of the Company divesting its CATV business, and will make a recommendation to the Board with respect thereto. In the event that the Company determines to retain this business, the Executive, or an investor group designated by Executive, will purchase common stock from the Company for an aggregate cash purchase price of $500,000. Such stock will be issued and sold to the Executive at a per share price equal to the stock's then market price.

                                   ARTICLE VII

                                  Miscellaneous

         7.1 Notices. All notices or other communications to be given under this Agreement shall be in writing and shall be deemed given when personally delivered at, or three days after mailing with adequate postage by certified mail, return receipt requested, to the following addresses:

                  If to the Company:

                  AM Communications, Inc.
                  100 Commerce Drive
                  Quakertown, Pennsylvania  18951
                  Attn:  President

                  If to the Executive:


or to such other address as the person to be notified shall have specified in the manner indicated in this Paragraph 7.1.

         7.2 Binding Arbitration. In the event of any dispute in connection with this Agreement, the Company and the Executive agree to resolve such disputes solely by binding arbitration under the rules of the American Arbitration Association in Philadelphia, Pennsylvania. Each party consents to the entry of judgment confirming the results of the arbitration in the courts of the Commonwealth of Pennsylvania.

         7.3 Binding Effect; Etc. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and assigns; except that it shall not be assignable by the Executive. This Agreement and the terms and provisions hereof shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and date first above written.

                                            AM COMMUNICATIONS, INC..

                                            By: /s/ Keith D. Schneck
                                                -------------------------------
                                                Keith D. Schneck, President

                                            /s/ Jay Hassan
                                            -----------------------------------
                                            JAY HASSAN